Exhibit 99.2

ANSYS, INC.

STRATEGY COMMITTEE CHARTER

I.	General Statement of Purpose

The purpose of the Strategy Committee (the “Committee”) of the Board of Directors (the “Board”) of ANSYS, Inc. (the “Company”) shall be to assist (i) management and the Board in the development, articulation and execution of the Company’s long-term strategic plans and (ii) management and the Board in its review, evaluation and approval of potential mergers, acquisitions, divestitures and other key strategic transactions outside the ordinary course of the Company’s business (collectively, “Corporate Strategic Transactions”).

II.	Committee Composition

The number of individuals serving on the Committee shall be fixed by the Board from time to time but shall consist of no fewer than three (3) members. Members of the Committee may be either directors who are also employees of the Company or who are independent.

The members of the Committee shall be appointed by the Board and may be replaced or removed by the Board at any time with or without cause. Resignation or removal of the Director from the Board, for whatever reason, shall automatically constitute resignation or removal, as applicable, from the Committee. The Board may fill vacancies occurring, for whatever reason. The Board shall designate one member of the Committee to serve as Chairman of the Committee.

III.	Meetings

The Committee shall convene periodically as necessary or appropriate to consider or act upon any matter falling within the scope of its purpose. Meetings may be held in person or by conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, with any additional meetings as deemed necessary or appropriate by the Committee. A majority of the members of the Committee shall constitute a quorum for purposes of holding a meeting and the Committee may act by a vote of a majority of members present at such meeting. In lieu of a meeting, the Committee may act by unanimous written consent.

IV.	Committee Activities

The following are the principal responsibilities and authority of the Committee. These responsibilities are set forth as a guide, with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities:

•	Review and provide guidance to management with respect to the Company’s long-term strategic plans and the Company’s implementation of strategic decisions.

•	Review management proposals regarding Corporate Strategic Transactions, and periodically evaluate and review with management strategies for identifying potential Corporate Strategic Transactions.

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Review and evaluate the Company’s progress in implementing its long-term strategic plans, discuss appropriate modifications to its long-term strategic plans to reflect changes in market or business conditions and discuss any other strategic concerns of the Board and/or management that are consistent with the purposes this charter.

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Notify the Nominating and Corporate Governance Committee of the Board of any potential conflict of interest or related party transaction that comes to the attention of the Committee in the exercise of its duties.

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Perform any other activities in furtherance of and consistent with this charter and not inconsistent with the Company’s Certificate of Incorporation, Second Amended and Restated By-Laws or applicable law, as the Committee, in its discretion, may from time to time deem reasonable, necessary or desirable.

V.	General

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The Committee may establish and delegate authority to subcommittees consisting of one or more of its members, when the Committee deems it appropriate to do so in order to carry out its responsibilities. The subcommittee(s) shall keep the Committee reasonably informed of actions taken based on authority delegated to such subcommittee. The Committee may terminate any such subcommittee and revoke any such delegation of authority at any time.

•	The Committee shall periodically review and reassess the adequacy of this charter and submit any proposed changes to the Board for approval.

•	The Committee shall make regular reports to the Board concerning areas of the Committee’s responsibility.

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In carrying out its responsibilities, the Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management and such experts, advisors and professionals with whom the Committee may consult. The Committee shall have the authority to request that any officer or employee of the Company, the Company’s outside legal counsel, the Company’s independent auditor or any other professional retained by the Company to render advice to the Company attend a meeting of the Committee or meet with any members of or advisors to the Committee. Further, the Committee shall have the authority, with the approval of the Chief Executive Officer of the Company (the “CEO”), to appoint, retain, engage and obtain advice or assistance from investment bankers, consultants, legal counsel, accounting or other advisors as appropriate to perform its duties hereunder and to terminate and oversee the work of any such advisors and determine the terms, costs and fees for such engagements. The fees and costs of any consultant or advisor engaged by the Committee to assist in the performance of its duties hereunder shall be borne by the Company.

•	The Committee may perform such other functions as may be lawfully delegated to the Committee by the Board, and as requested by the CEO, from time to time.

ADOPTED: December 14, 2011

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